Exhibit 99.2
NEWS RELEASE

CONTACT:
Lisa Fortuna or Mike Cummings
312-445-2866
spok@alpha-ir.com

Spok Announces New Strategic Business Plan

Plan Prioritizes Maximizing Free Cash Flow and Returning Capital to Shareholders

Increases Dividend by 150%, from $0.125 per quarter to $0.3125 per quarter

Authorizes Share Repurchase Program of up to $10 million

Strategic Review Process Remains Ongoing; Board Is Open to All Potential Alternatives to Maximize Value

ALEXANDRIA, VA. – February 17, 2022 –The Board of Directors (the “Board”) of Spok Holdings, Inc. (NASDAQ: SPOK) (“Spok” or the “Company”), a global leader in healthcare communications, today announced a new strategic business plan prioritizing maximizing free cash flow and returning capital to shareholders.

Highlights of New Strategic Business Plan:

•Spok will maximize revenue and cash generation from its established lines of business: the Spok Care Connect Suite including Spok Mobile, and Wireless services. The Company has an excellent track record of driving revenue from these business lines and enjoys a significant market leadership position. Spok plans to invest in a targeted manner in these important and valuable franchises to continue its long-standing relationships with the nation’s leading healthcare providers.

•The Company will discontinue Spok Go® and intends to eliminate all associated costs.

•Spok will expand upon its already-disciplined expense management by streamlining its management structure, rationalizing externals costs, reducing capital expenditures (Capex) and consolidating offices.

Prioritizing Returning Capital to Shareholders:

•Effective immediately, Spok is increasing its regular quarterly dividend by 150%, from $0.125 per share to $0.3125 per share, and intends to continue this dividend for the foreseeable future, resulting in an aggregate annual dividend of $1.25 per share. The Company will continuously evaluate its capital allocation strategy and may consider increasing its quarterly dividend in the future.

•The Board also authorized a share repurchase program of up to $10 million of the Company’s common stock. This authorization allows the Company to return additional capital to shareholders by opportunistically repurchasing the Company’s shares. Spok will continue to evaluate this as it transitions through its strategic pivot throughout 2022.

“After extensive analysis by our Board, management team and advisors, we are confident that this strategic shift will create significant value for shareholders while allowing Spok to continue to provide critical communications services to healthcare customers,” said Vincent D. Kelly, president and chief executive officer of Spok Holdings, Inc. “While

Spok.com

discontinuing Spok Go was a difficult decision, ultimately the ongoing challenge of the COVID-19 pandemic has made it untenable for the platform to gain sufficient traction with customers or for our business to continue operating with our current level of costs and personnel. Importantly, we have extensive experience operating our established communication solutions and maximizing revenue and cash generation from them. We believe this is the best path forward for Spok at this time.”

Strategic Review Update

Spok’s previously announced review of strategic alternatives remains ongoing. While this process has not yet resulted in a transaction, the Board remains open to all potential alternatives to maximize value. The Board and its advisors continue to engage with potential acquirers regarding a sale of the Company, including Acacia Research Corporation regarding its offer to acquire the Company. There can be no assurance that the strategic alternatives review process will lead to a transaction or the sale of all or part of the Company.

“Spok’s Board is dedicated to maximizing value for all our shareholders,” said Royce Yudkoff, Chairman of the Spok Board. “As we made clear when launching our alternatives review, our goal is to ensure that we have a comprehensive process to permit all interested parties to participate fully and fairly and allow the Board to make an informed decision regarding actionable transactions. We remain focused on achieving an outcome that is in the best interests of all Spok shareholders.”

Dividend and Share Repurchase Program

On February 16, 2022, the Board declared a $0.3125 per share dividend payable on March 30, 2022 to shareholders of record on March 16, 2022. If declared and paid as intended, the annual aggregate dividend in 2022 would be $1.25 per share. The declaration and payment of future dividends is subject to the Board’s discretion and will depend on financial and legal requirements and other considerations.

Under the $10 million repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, legal requirements and other considerations. The repurchase program does not obligate Spok to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at Spok’s discretion.

RBC Capital Markets is serving as financial advisor and Latham & Watkins LLP is serving as legal advisor to Spok.

A conference call will be held today, February 17, 2022, at 8:30 a.m. Eastern Time to discuss Spok’s new strategic business plan as well as fourth quarter and full year 2021 results.

Telephone Conference Dial-Ins

Participant / Guest (Toll-Free):	877-407-0890
Participant / Guest (International):	201-389-0918

Webcast Links:
Live-Link (after the event the OnDemand version will be available under this URL as well):
https://www.webcast-eqs.com/spok02172022_en/en

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About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on Spok Care Connect® platforms to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients' lives are at stake, Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Go and Spok Care Connect are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, future dividend payments and the outcome of the Company’s strategic alternatives review, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to Spok’s new strategic business plan, including its ability to maximize revenue and cash generation from its established businesses and return capital to shareholders, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, future impairments of our long-lived assets, amortizable intangible assets and goodwill, the effects of our limited-duration shareholder rights plan, and the outcome of Spok's strategic alternatives review, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
Contact
Lisa Fortuna or Mike Cummings
+1 (312) 445-2866
spok@alpha-ir.com

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